Securities and Exchange Commission

450 5th Street NW

Washington, D.C. 20549

RE: Amendment to the Schedule 14A proxy filing for SNB Bancshares, Accession Number 0001107417-01-500003. Inclusion of the Audit Committee Report and the Audit Committee Charter.

Dear Sir or Madam:

The audit committee report and its charter were inadvertently omitted from the Schedule 14A proxy filing, which was accepted by the Commission on March 16, 2001. Attached are the final three pages that should have accompanied the filing.

The information will be included with the original mailing of the proxy materials to the shareholders, and will not require a separate mailing.

Sincerely,

Eli D. Mullis

Demarest Strategy Group

(on behalf of SNB Bancshares)

AUDIT COMMITTEE REPORT

SNB has an Audit Committee of the Board of Directors, which is comprised of 10 independent members, as defined by the National Association of Securities Dealers, Inc. ("NASD"). SNB's Common Stock is traded on The NASDAQ Stock Market, Inc., which is a subsidiary of NASD. The Audit Committee recommends to the Board of Directors the independent accountants to be selected as SNB's auditors and reviews the audit plan, financial statements and audit results. The Audit Committee also reviews the internal audit reports of SNB's affiliates and reviews comments from the affiliates as to exceptions noted in the reports. The Audit Committee held 3 meetings during 2000. SNB Director Beckham serves as chairman of the Audit Committee. In addition to the meetings of the full committee, Chairman Beckham, representing the entire committee as authorized by the committee charter, met with the senior partner of the audit firm and reviewed interim financial statements prior to the filing of the Company's quarterly reports on Form 10Q.

During fiscal year 2000, SNB retained its principal auditor, McNair, McLemore, Middlebrooks & Co., LLP, to provide services in the following categories and amounts:
Audit Fees	$ 76,327
Financial Information Systems Design and Implementation Fees	0
All other fees	135,545
Total	$ 211,872

The Audit Committee has considered whether the provision of non-audit services by SNB's principal auditor is compatible with maintaining auditor independence.

The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2000 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (Codification of Statements on Auditing Standards, AU 380), Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent accountants their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in SNB's Annual Report on Form 10-K for filing with the Commission.

During 2000, SNB board members Beckham, Griffith, Ham, Mullis, and H. Averett Walker served on the Audit Committee. Other Audit Committee members served from each of the two subsidiary bank boards. These members included John F. Rogers, Charles W. Selby, Sr., and Chris R. Sheridan from the SB-Bibb board, and Herman Ragin, Dr. Felix Smith, and T. R. Tolleson, Jr. from the SB-Houston board. The SNB Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis. A copy of the Audit Committee's written charter is included as Appendix A.

APPENDIX A

SNB BANCSHARES, INC.

AUDIT COMMITTEE CHARTER

Organization.

SNB Bancshares, Inc. (the "Company") shall have an Audit Committee (the "Committee") selected by the Board of Directors (the "Board"), which shall be composed of not less than three members of the Board, each of whom is independent of Company management. Committee members shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members, either at the time of their appointment to the Committee or within a reasonable time thereafter, must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background.

Statement of Policy.

The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, and the investment community. This assistance shall relate to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal accountants and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes.

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of the Committee's activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

The following are the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are a guide and may be supplemented by the Committee or the Board as it deems appropriate.

(1) The Committee shall recommend annually to the Board of Directors the accounting firm to be selected by the Board to act as independent auditors of the Company, who shall be accountable to the Board and the Committee as representatives of the Company's shareholders. The Committee shall have authority to evaluate and replace the independent auditors if appropriate. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standard Board.

(2) The Committee shall discuss with both the Company's internal accountants and the independent auditors the overall scope and plans for all audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal accountants and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal accountants and the independent auditors, with and without management present, to discuss the results of their examinations.

(3) The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form l0-Q. The Committee shall also discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

(4) The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K or the annual report to shareholders if distributed prior to the filing of Form 10-K including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.